UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 5, 2004

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	0001288855	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2477 E. Commercial Blvd., Ft. Lauderdale, FL 33308

(Address of Principal Executive Office) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On September 30, 2004, OptimumBank Holdings, Inc. issued, through a newly formed trust subsidiary, OptimumBank Holdings Capital Trust 1, $5.0 million in trust preferred securities in a private placement as part of a pooled transaction. The interest rate on the securities is fixed at 6.40% for the first five years, and thereafter, the coupon rate will float quarterly at the three-month LIBOR plus 2.45%. The securities, due in 2034, are redeemable after five years and in certain other circumstances. The securities are intended to qualify as Tier 1 capital for regulatory purposes. The proceeds from the issuance will be used to leverage asset growth in the Company’s bank subsidiary, OptimumBank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

Date: October 5, 2004	By:	/s/ RICHARD L. BROWDY
Richard L. Browdy President

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